Supplementary Agreement to the Cooperation Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and

Guo Zhao Financial Leasing Co., Ltd.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as Party A)

Party B: Guo Zhao Financial Leasing Co., Ltd. (hereinafter referred to as Party B)

Unless otherwise specified, the definition of all terms herein shall be identical to that in the Cooperation Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Guo Zhao Financial Leasing Co., Ltd. (hereinafter referred to as the “Original Agreement”) signed by on April 5, 2015.

Whereas:

The Parties have signed the Cooperation Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Guo Zhao Financial Leasing Co., Ltd. on April 5, 2015, and hereby entered into the following supplementary agreement concerning the matters not covered in the Cooperative Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Guo Zhao Financial Leasing Co., Ltd., based on the principle of mutual benefit and reciprocity upon friendly negotiation.

Supplementary contents are as follows:

The following provision is added to “II. Basic requirements on the transfer of creditor’s rights”: Creditor’s rights corresponding to the projects financed by Party B on Party A’s platform by means of transferring creditor’s rights are only allowed to be transferred one time on Party A’s platform, after being transferred on Party A’s platform: Party B shall no longer transfer such creditor’s rights on other platforms or through other channels. In case of violation, Party B shall assume all the legal liabilities, as well as all the losses caused to Party A and the investors of Party A’s platform.

Effectiveness of this agreement:

After taking effect, this agreement becomes an integral part of the Cooperative Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Guo Zhao Financial Leasing Co., Ltd., having the same legal force with such Cooperative Agreement.

Except for the terms revised expressly herein, the remainder of the original agreement shall remain in full effect.

Party A (seal):	Party B (seal):
Legal Representative:	Legal Representative:
(or authorized representative):	(or authorized representative):

Date: Apr.5, 2015	Date: Apr.5, 2015